AMENDMENT EASTERN BANK EMPLOYEE STOCK OWNERSHIP PLAN Preamble Eastern Bank (the “Bank”) sponsors the Eastern Bank Employee Stock Ownership Plan (the "Plan"). The Bank has reserved the right to amend the Plan, subject to applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974. The Plan benefits employees of the Bank and its subsidiary, Eastern Insurance Group, LLC (“EIG”). The Bank may enter into a transaction for the sale of EIG to an unrelated third party, which may be a sale of assets or a sale of the LLC membership interests in EIG. Regardless of how any such sale is structured, it wishes to fully vest EIG Participants at the time of the sale, provided they are employed at that date and regardless of whether they continue employment with the EIG entity or the buyer after the ownership change. Amendment The following language is added to Section 9.1 “Vesting in Accounts”: Any Participants employed by Eastern Insurance Group, LLC (“EIG”) at the date of a sale of all or substantially all of its assets or a sale of Eastern Bank’s membership interests in EIG to an unrelated third party (all together, a “Sale”) will be fully vested in their Accounts even if credited with less than three Vesting Years as of the date of such Sale. In witness whereof, this amendment is executed on this 5th day of June, 2023. Eastern Bank By:__________________________________________ Kathleen C. Henry, Chief Human Resources Officer